D/LFI-
                                        Dreyfus Premier Limited Term Income Fund

                                        D/LFT-
                                        Dreyfus Premier Managed Income Fund



                         PROPOSED RESOLUTION


          RESOLVED, that the transaction engaged in by the Fund, pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended, hereby is determined to have been effected in compliance with the Procedures adopted by the Board with respect to such transaction.